                                  SCHEDULE 14A

                     Information Required in Proxy Statement

     Reg. ss. 240.14a-101

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        MEDICAL TECHNOLOGY SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     --------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration No.:
    3)  Filing Party:
    4)  Date Filed:

--------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                [LETTERHEAD OF MEDICAL TECHNOLOGY SYSTEMS, INC.]

                                                             August 30, 1999

     Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Medical Technology Systems, Inc. (the "Company"), which will be held at the Summit Executive Suites and Conference Center, Rubin ICOT Center, 13575 58th Street North, Clearwater, Florida 33760, on September 28, 1999, at 10:00 a.m., local time.

     The notice of the meeting and proxy statement on the following pages covers the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

     The continuing interest of the stockholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.

                                                          Sincerely,

                                                          /s/ Michael P. Conroy
                                                          ----------------------
                                                          Michael P. Conroy
                                                          Secretary

                        MEDICAL TECHNOLOGY SYSTEMS, INC.
                           12920 Automobile Boulevard
                            Clearwater, Florida 33762

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               September 28, 1999



     The Annual Meeting of Stockholders (the "Meeting") of Medical Technology Systems, Inc. will be held at the Summit Executive Suites and Conference Center, Rubin ICOT Center, 13575 58th Street North, Clearwater, Florida 33760, on September 28, 1999, at 10:00 a.m., local time, for the following purposes:

     1. To elect four members of the Board of Directors, each of which will serve until the 2000 Annual Meeting of Stockholders;

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for fiscal year 2000;

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on August 9, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

     Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                             By Order of the Board of Directors,

                                             /s/ Michael P. Conroy
                                             ----------------------
                                             Michael P. Conroy
                                             Secretary

Clearwater, Florida
August 30, 1999

                        MEDICAL TECHNOLOGY SYSTEMS, INC.

                                 PROXY STATEMENT

                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This proxy statement is first being sent to stockholders on or about August 30, 1999, in connection with the solicitation of proxies by the Board of Directors of Medical Technology Systems, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on September 28, 1999, and at any adjournment thereof (the "Meeting"). The close of business on August 9, 1999 has been fixed as the record date of the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 6,406,191 shares of Common Stock, par value $.01 per share (the "Common Stock") entitled to one vote per share.

     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If stockholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors listed on the proxies and other proposals described in this Proxy Statement. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

     Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's Common Stock represented at the Meeting constitute a quorum. With respect to matters to be acted upon at the Meeting, abstentions and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

     The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

     The executive offices of the Company are located at 12920 Automobile Boulevard, Clearwater, Florida 33762 and the Company's telephone number is (727) 576-6311.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS


     The following table sets forth, as of July 29, 1999, certain information regarding the beneficial ownership of the Common Stock by (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and (iv) all directors and executive officers of the Company as a group.

                                                               Amount and
           Name and Address of                Title of          Nature of         Common Stock     Percentage of Voting
          Beneficial Owner (1)                  Class          Beneficial          Percentage           Shares (6)
                                                                Ownership
----------------------------------------     ----------     ----------------     --------------    --------------------

Todd E.  Siegel,  individually  and           Common              775,082            11.4%                 70.1%
through  the  Siegel   Family  QTIP          Preferred          6,500,000
Trust(2)(3)(4)

David Kazarian (5)                            Common               58,000              .9%                   .3%

Michael P. Conroy (7)                         Common              115,000             1.8%                   .6%

John Stanton                                  Common              110,000             1.7%                   .6%

All Officers and Directors as a               Common            1,058,082            15.7%                 71.6%
Group (4 persons)                             Preferred         6,500,000

------------------------

(1) The business address for Messrs. Siegel, Kazarian, Conroy and Stanton is 12920 Automobile Boulevard, Clearwater, Florida 33762.

(2) Todd E. Siegel is the trustee of the Siegel Family QTIP Trust, established pursuant to the Siegel Family Revocable Trust (the "Trust"), and accordingly controls the shares owned of record by the Trust. The Trust is the managing partner of JADE Partners (the "Partnership") and accordingly controls the Partnership. Currently, Mr. Siegel owns 185,769 shares of Common Stock individually. The Partnership owns 390,313 shares of Common Stock.

(3) The Partnership is the owner of record of 6,500,000 Shares of the Company's Voting Preferred Stock, which represents 100% of the outstanding Voting Preferred Stock. Each share of Voting Preferred Stock has the power to cast two votes per share on any matter on which the Common Stock is entitled to vote.

(4) Includes options to acquire 199,000 shares of Common Stock, of which 80,000 options are exercisable at $1.625 per share, 60,000 are exercisable at $1.00 per share and 59,000 exercisable at $.75.

(5) Includes options to acquire 33,000 shares, of which 27,000 are exercisable at $1.00 and 6,000 are exercisable at $1.625 and includes 25,000 shares of Common Stock held by his wife for which Mr. Kazarian disclaims beneficial ownership.

(6) Combined voting percentage of Common and Voting Preferred Stock, including 6,500,000 shares of Voting Preferred Stock held of record by the Partnership, of which Todd E. Siegel may be deemed to be the beneficial owner.

(7) Includes options to acquire 25,000 shares of Common Stock exercisable at $1.00 per share granted in connection with his Employment Agreement. See "Executive Compensation-Employment Agreements".

                                   MANAGEMENT


Directors and Executive Officers

     Set forth below is certain information, as of July 29, 1999, with respect to each person who is currently a director or executive officer of the Company.

                                                              Age     Year First
     Name                  Position(s) Held (1)             Became a   Became a
                                                            Director   Director
-----------------    -------------------------------------- --------- ----------

Todd E. Siegel        Chairman of the Board of Directors,      41        1986
                      President and Chief Executive Officer

David Kazarian        Director                                 57        1988

Michael P. Conroy     Director, Chief Financial Officer,       51        1996
                      Vice President and Secretary

John Stanton          Director, Vice Chairman of               50        1996
                      the Board of Directors

David L. Presnell     Principal Accounting Officer             34
                      and Controller
-----------------

(1) Each director serves a one-year term that expires at the Annual Meeting or when his successor is duly elected and qualified.

     Todd E. Siegel. Mr. Siegel became President and Chief Executive Officer of the Company in 1992 and has served as a director of the Company since 1985. Mr. Siegel served from 1988 to 1992 as Executive Vice President and Chief Operating Officer of the Company and from 1985 to 1988 as Vice President of Sales. Additionally, Mr. Siegel served as the Company's Secretary from 1986 to 1996. See "Certain Transactions" and "Employment Agreements".

     David Kazarian. Mr. Kazarian has served as a director of the Company since 1988. Prior to its sale in December 1990, Mr. Kazarian and his wife owned and operated Kazarian Pharmacy. Since March 1991, Mr. Kazarian has been the founder and President of Infuserve America, Inc., a firm involved in the home health care business.

     Michael P. Conroy. Mr. Conroy has served as a director of the Company since 1996. Mr. Conroy was selected as Chief Financial Officer, Vice President and Secretary by the Board of Directors in August 1996. Since 1994, Mr. Conroy has been President of CFO Financial Services, Inc. From 1990 through 1994, Mr. Conroy was the Vice President of Finance and Chief Financial Officer of the Grant Group of Companies. Mr. Conroy is a Certified Public Accountant.

     John  Stanton.  Mr.  Stanton has served as a director of the Company  since
1996. Since 1981, Mr. Stanton has been President of Florida Engineered Construction Products Corp., which is a privately owned company. Mr. Stanton also serves as President of Octofoil, Inc., an entity that assists other companies with strategic planning. See "Certain Transactions."

     David L. Presnell. Mr. Presnell was appointed Controller of the Company in June 1998. Mr. Presnell served as Assistant Controller from February 1997 to June 1998. Prior to 1997, Mr. Presnell served as Senior Accountant of Tropicana Products, Inc. and Assistant Controller of HealthPlan Services, Inc. from 1993 to 1996. Mr. Presnell is a Certified Public Accountant.

Compensation of Directors

     Directors, who are not otherwise employees of the Company, are paid a $750 fee for attending meetings. The fee is $350 if a meeting is held telephonically. In addition, for each year that an individual, who is not otherwise an employee of the Company, serves as a director, he is issued options to acquire 2,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of such shares on the date of issuance. However, if the fair market value of a share of the Company's Common Stock is $1.00 or less on the date of issuance, the options granted will entitle the holder to purchase Common Stock of the Company for $1.00 per share. Directors' options are issued as of the date of each annual meeting of directors. Directors must serve until the next annual meeting of stockholders to vest their options issued in the prior year. The options expire 10 years from their issuance date.

COMPLIANCE WITH SECTION 16(a)OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten-percent stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Forms 3, 4, or 5 were required to be filed by those persons, the Company believes that during fiscal year 1999, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The table below sets forth certain information concerning the compensation earned during fiscal years 1997, 1998, and 1999 by the Company's Chief Executive Officer and Chief Financial Officer. No other executive officer received total annual compensation in excess of $100,000.

                                                                         Annual Compensation
                                                                  --------------------------------
                                                                                                         Securities
          Name and Principal Position              Fiscal Year       Salary ($)           Other          Underlying
                                                                                         ($) (1)        Options/SARs
-----------------------------------------------    -----------    ----------------    ------------    ----------------
Todd E. Siegel                                         1999           $191,029            $18,206          79,000  (2)
   President and Chief Executive Officer               1998           $168,450            $14,608          20,000
                                                       1997           $160,343            $73,607          20,000

Michael P. Conroy                                      1999           $127,685            $10,537          25,000  (3)
   Vice President and Chief Financial Officer          1998            $23,538  (4)       $10,334            --
                                                       1997              --     (4)         4,483            --

-----------------

(1) Includes automobile expenses, health and life insurance premiums paid by the Company for the benefit of named individuals and the value of SARs earned during fiscal 1997.

(2) Consists of options to acquire 59,000 shares of Common Stock issued pursuant to the terms of a $100,000 loan made to the Company by Mr. Siegel. In addition, Mr. Siegel receives options to purchase 20,000 shares of the Company's Common Stock per year pursuant to a long-term incentive agreement.

(3) Consists of options to acquire 25,000 shares of Common Stock issued pursuant to Mr. Conroy's Employment Agreement.

(4) During February 1996, the Company retained the services of CFO Financial Services, Inc. Mr. Conroy was affiliated with CFO Financial Services, Inc. The Company paid CFO Financial Services, Inc. $78,380 and $103,270 during the year ended March 31, 1998 and 1997 respectively for Mr. Conroy's services.

     Option Grants in 1999. The table below sets forth information concerning grants of stock options to the Chief Executive Officer for the fiscal year ended March 31, 1999.

                        Number of Securities         Percent of Total
                         Underlying Options         Options Granted to         Exercise Price
       Name                  Granted in                Employees in              Per Share         Expiration Date
                          Fiscal Year 1999           Fiscal Year 1999
------------------    ------------------------    -----------------------    ------------------    ---------------
  Todd E. Siegel             59,000 (1)                     32%                    $0.75                2009
  Todd E. Siegel             20,000 (2)                     11%                    $1.00                2009

-----------------

(1) Pursuant to the terms of a $100,000 loan that Mr. Siegel made to the Company during fiscal year 1999, he received options to acquire 59,000 shares of Common Stock. The options expire in 2009 and the exercise price of the options is $.75.

(2) In 1999, the Company granted Mr. Siegel options to acquire 20,000 shares of the company's Common Stock pursuant to a long-term incentive agreement. See "Employment Agreements". Options granted are exercisable for a period of ten years. Currently, the exercise price of the options is $1.00 per share, which may be reduced by a resolution of the Board of Directors.

Aggregated Option Table. The following table sets forth information concerning options held by the Chief Executive Officer at the end of fiscal year 1999.

                              Number of Securities Underlying Exercised        Value of Unexercised in-the-Money
          Name                     Options/SARS at Fiscal Year-End              Options/SARS at Fiscal Year-End
                                                 (#)                                          ($)
------------------------    ---------------------------------------------    --------------------------------------
     Todd E. Siegel                            199,000                                      -0- (2)

-----------------

(1)  All such options held by Mr. Siegel are currently exercisable.

(2) Value of options is based on the bid price of a share of the Company's Common Stock as of March 31, 1999 ($.20), minus the exercise price (which ranges from $.75-$1.625) multiplied by 100,000, which yields a negative figure.

Employment Agreements

     Effective September 1, 1994, the Company entered into an Employment Agreement with Mr. Todd E. Siegel (the " Siegel Employment Agreement"). The Siegel Employment Agreement is for a five-year term. Mr. Siegel's base salary for the period September 1, 1994 through August 31, 1995, was $150,000, and that amount increases 6% per year to approximately $189,000 for the fifth year of his agreement ending August 31, 1999. The Siegel Employment Agreement also provides for bonuses, expense reimbursement, and other performance-based incentive compensation arrangements. The Siegel Employment Agreement provides Mr. Siegel the right to receive compensation in the form of Common Stock of the Company in lieu of cash.

     In connection with the execution of the Siegel Employment Agreement, Mr. Siegel was granted the right to acquire 40,000 shares of the Company's Common Stock at an exercise price of $7.00 per share, which was the fair market value of those shares as of the date of grant. In 1996, the exercise price was reset to $1.625. The options are "non-qualified" and have an exercise period of ten years.

     The Siegel Employment Agreement provides for severance payments equal to a lump sum payment of 299% of his then current base salary in the event of (i) a change of control and a subsequent termination without cause of Mr. Siegel or
(ii) a material reduction in his compensation. The Siegel Employment Agreement contains a restrictive covenant not to compete, solicit or disclose confidential information during the term of the agreement.

     The Company and Mr. Siegel have entered into an Executive Stock Appreciation Rights and Non-Qualified Stock Option Agreement (the "Long-Term Incentive Agreement") to provide for the long-term incentive of Mr. Siegel and the alignment of his interest with those of the Company's stockholders. The Long-Term Incentive Agreement grants Mr. Siegel a stock appreciation right ("SAR") equal to 3.25% of the incremental increase in the value of the Company between successive fiscal years. Originally, value was defined to mean the difference between the total market capitalization of the Company between successive fiscal year ends. Now that the Common Stock has been delisted from NASDAQ, value will be determined by the average of the high bid and ask price for the Common Stock as quoted on the NASD OTC bulletin board. The total market capitalization means the total number of shares of Common Stock outstanding multiplied by the closing price of the Common Stock traded on the NASDAQ or other quotation service. The amount payable to Mr. Siegel under the Long-Term Incentive Agreement for fiscal 1999 was $0.

     Mr. Siegel has the option of receiving his rights to the SARs in the form of cash or the Company's Common Stock equal to the cash value. The shares of Common Stock issued to Mr. Siegel are valued at one-half of the fair market value of the Company's Common Stock as of the March 31 in the year for which the SARs are granted (the "Valuation Date"). In the event of a change of control or sale of the Company's business, Mr. Siegel's rights under his SARs are accelerated and immediately vested.

     Pursuant to the Long-Term Incentive Agreement, the Company granted Mr. Siegel the right to acquire up to 20,000 shares of its Common Stock on an annual basis at a purchase price equal to the fair market value of such shares as of the end of each fiscal year during the term of this agreement. However, if the fair market value of a share of Common Stock is $1.00 or less at the end of a particular fiscal year, options granted during that year will entitle Mr. Siegel to purchase shares of Common Stock for $1.00 per share. The options are non-qualified and have a ten-year term. The options granted in 1998 have an exercise price of $1.00 per share.

     Effective March 1, 1998, the Company entered into an Employment Agreement with Mr. Michael P. Conroy, the Chief Financial Officer. The Employment Agreement is for a three-year term and provides for an annual base salary of $125,000, $130,000 and $136,000 in each of the three years. Pursuant to the Employment Agreement, Mr. Conroy received options to acquire 25,000 shares of the Company's Common Stock, exercisable for a period of ten years at a price of $1.00.

                              CERTAIN TRANSACTIONS

     The JADE Partners (the "Partnership") is currently the holder of 6,500,000 shares of Voting Preferred Stock. The Siegel Family QTIP Trust, established pursuant to the terms of the Siegel Family Revocable Trust (the "Trust"), which originally acquired the shares of Voting Preferred Stock in 1986 for the aggregate par value of the shares ($650.00), transferred the shares to the Siegel Family Limited Partnership in 1993. The Siegel Family Limited Partnership transferred the shares to the Partnership in 1994. Mr. Siegel is the trustee of the Trust, which is the managing general partner of the Partnership, and accordingly, controls the shares held by the Partnership.

     The Voting Preferred Stock has two votes per share on all matters submitted to a vote of other holders of Common Stock. In addition to preferential voting rights, the Voting Preferred Stock is entitled to receive upon dissolution or liquidation of the Company, the first $10,000 of proceeds distributed to stockholders of the Company upon such events. Thereafter, the Voting Preferred Stock is entitled to no additional amounts upon dissolution or liquidation of the Company. The Voting Preferred Stock has no dividend rights, redemption provisions, sinking fund provisions or conversion, or preemptive or exchange rights. The Voting Preferred Stock is not subject to further calls or assessments by the Company.

     The Voting Preferred Stock was issued to assure complete and unfettered control of the Company by its holder. The issuance of the Voting Preferred Stock constitutes an anti-takeover device since the approval of any merger or acquisition of the Company will be completely dependent upon the approval of the Trust.

     Harold B. Siegel was the inventor of the patents and other proprietary rights for the equipment and processes that the Company uses and sells. The Trust is the assignee of all such proprietary and patent rights used in the Company's business. In October 1986, the Company was granted rights to an exclusive perpetual license from the Trust to utilize the know-how and patent rights assigned to the Trust by Harold B. Siegel in the manufacture and sale of the Company's medication dispensing systems.

     The license granted to the Company by the Trust may only be terminated by the Trust in the event the Company: (i) ceases to utilize the know-how created by the Trust; (ii) defaults in making any royalty payment and fails to remedy such default within 40 days after written notice by the Trust; or (iii) becomes insolvent, makes any assignment for the benefit of creditors, is adjudged bankrupt, or if a receiver or trustee of the Company's property is appointed. Under such circumstances, the license will automatically terminate. In addition, the Trust has granted the Company the right to sublicense the rights granted under the license agreement between the Company and the Trust.

     The Trust was originally entitled to receive a royalty of 2% of the gross revenues realized from the sale of the Company's products. The license agreement further provided that the Trust would waive any royalty fees owed by the Company in the event the Company did not generate a pretax profit in any fiscal year.

     In September 1990, the Company, the Trust and Harold B. Siegel entered into an agreement whereby the Company issued the Trust 1,500,000 shares of Common Stock and the Trust and Harold B. Siegel agreed to reduce future royalties due under the license agreement from 2% to 1%. For fiscal year 1999, the Company paid $51,000 to the Trust for royalties. In addition, royalties of $75,000 due for fiscal 1999 were unpaid at March 31, 1999.

     Todd E. Siegel is a guarantor of the Company's outstanding restructured credit facility with SouthTrust Bank. On September 4, 1996, the Bankruptcy Court confirmed the Company's restructured indebtedness to the Bank in the amount of approximately $28.0 million. The $28.0 million indebtedness has been separated into two notes, Plan Note I and Plan Note II, and is scheduled to be repaid as follows:

     Plan Note I, in the stated principal amount of approximately $27.0 million, provides for a portion of the principal amount, $15.0 million, to be due and payable as follows:

     (1) Interest at the rate of 7.5% for a period of two years ending September 1, 1998.

     (2) Installments of principal and interest at the rate of 7.5% payable monthly for a period of ten years ending September 1, 2006. At which time, the then outstanding principal amount is due and payable in full. The monthly installments of principal and interest are calculated based on the principal amount amortized in level monthly payments over twenty years.

     Plan Note II, in the stated principal amount of $1,000,000 provided for payment of $750,000 on or about the date of the confirmation of the Plans of Reorganization. The Company made the payment of $750,000 on or about September 5, 1996 and in accordance with the terms of Plan Note II, the stated principal amount was deemed fully satisfied.

     Plan Note I further provides that the net sales proceeds from the sale of Vangard, would be paid to the Bank. In addition, certain other mandatory prepayments of the stated principal amount were required upon the occurrence of a capital transaction in which any of the Company's subsidiaries are sold, as well as upon the receipt of any proceeds resulting from certain causes of action commenced by the Company. Plan Note I also provides that the full stated principal amount of approximately $28 million will be due and payable upon the occurrence of specified major events of default.

     Effective March 31, 1997, the stated principal amount of Plan Note I was reduced to $15.0 million. Thereby, permanently removing any contingent amount due including the additional $12 million principal amount, except for the mandatory prepayments for any capital transactions. As a result of this modification and the receipt of proceeds from the sale of Vangard, the Company realized an extraordinary gain of approximately $10.3 million, after the mandatory payment from the Vangard sales proceeds of approximately $3.1 million.

     Mr. Siegel agreed to unconditionally guarantee the full and timely payment of the above payment schedule. Should the Company default on any of the above payments, Mr. Siegel agreed to immediately cure such default on demand of the Bank. If Mr. Siegel fails to cure the default, the Bank may proceed directly against Mr. Siegel for payment in a court of competent jurisdiction. In addition, Mr. Siegel, as trustee of the Siegel Family QTIP Trust, which is managing general partner of the JADE Partnership, has pledged 100,000 shares of the Company's Common Stock held by the JADE Partnership to SouthTrust Bank to secure repayment of the Partnership's obligations in the amount of approximately $300,000.

     In May 1998, one of the Company's subsidiaries obtained a $500,000 loan from an individual. The terms of the loan provide for repayment in full plus interest at 10% in the earliest of the date the subsidiary receives the proceeds of a sale of equity or July 31, 1998. Mr. Siegel agreed to unconditionally guarantee the repayment of up to $100,000 of the loan and further agreed to secure repayment of the guaranteed amount with 185,769 shares of the Company's Common Stock, which he owns. The loan was repaid in May 1999.

     In August 1998, Mr. Siegel loaned the Company $100,000 for general working capital needs. The terms of the loan provide for repayment on or before February 18, 1999, plus interest at 12% per annum. The Company is currently in default for non-payment of the loan.

     The Company has entered into indemnification agreements with each of its directors, including Mr. Siegel. The indemnification agreements authorize indemnification of such directors to the full extent authorized or permitted by law.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.


Board Compensation Committee Report on Executive Compensation

     The Board of Directors, which acts as the compensation committee for the Company, believes strongly that performance and, in turn, the maximization of stockholder value, depends to a significant extent on the establishment of a close alignment between the financial interest of stockholders and those of the Company's employees, including senior management. Compensation programs are designed to encourage and balance the attainment of short-term operational goals and long-term strategic initiatives.

     The Board of Directors believes that employees' ownership of a significant equity interest in the Company is a major incentive in building stockholder wealth and aligning the long-term interests of management and stockholders. The Board of Directors believes the Company has evolved to a point that establishment of an integrated plan that allows all employees to participate in the future growth of the Company is essential to retain and attract qualified personnel.

     The Company compensates Mr. Siegel, the Chief Executive Officer, in accordance with two agreements, the Employment Agreement and the Long-Term Incentive Agreement. See "Executive Compensation-Employment Agreements". During the year ended March 31, 1999, Mr. Siegel received a salary of $191,029 pursuant to the Employment Agreement. In accordance with the terms of the Long-Term Incentive Agreement, Mr. Siegel received options to acquire 20,000 shares of Common Stock. The Board of Directors believes that compensation under the Long-Term Incentive Agreement is consistent with the Board of Directors' policy of aligning the long-term interests of management and stockholders.

     The Securities and Exchange Commission requires compensation committees of public companies to state their compensation policies with respect to the recently enacted federal income tax laws that limit to $1 million the deductibility of compensation paid to executive officers named in proxy statements of such companies. In light of the current level of compensation for the Company's named executive officers, the Compensation Committee has not adopted a policy with respect to the deductibility limit, but will adopt such a policy should it become relevant.

Board of Directors

Todd E. Siegel
David Kazarian
Michael P. Conroy
John Stanton

                                PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total returns for the Company's Common Stock as compared with the cumulative total return for the NASDAQ Stock Market (composite) Index and the average performance of a group consisting of corporations with a similar market capitalization. The corporations making up this group are Tyrex Oil Company, Elmers Restaurant, Inc. and Laser-PAC Media Corp. The Company selected a group of corporations with a similar market capitalization because there is no public information available with respect to companies in the same line of business or peer issuers of publicly traded securities. The cumulative return of the Company was computed by dividing the difference between the price of the Company's Common Stock at the end and the beginning of the measurement period (March 31, 1994 to March 31, 1999) by the price of the Company's Common Stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on March 31, 1994.

                                    (GRAPH)

---------------------  --------  -------  -------  -------  -------  --------
                       3/31/94   3/31/95  3/31/96  3/31/97  3/31/98  3/31/99
---------------------  --------  -------  -------  -------  -------  --------
 Medical Technology      100        70        4        5        4         2
 --------------------  --------  -------  -------  -------  -------  --------
 NASDAQ Stock Market     100       119      161      178      268       334
 --------------------  --------  -------  -------  -------  -------  --------
 Similar Market Cap      100        92       85       87       90       323
 --------------------  --------  -------  -------  -------  -------  --------

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of only one class of directors. The current terms of the four directors, Todd E. Siegel, David Kazarian, Michael P. Conroy and John Stanton, expire in 1999. Each director has been nominated to stand for election at the Meeting for a term ending in 2000, or until their respective successors have been duly elected and qualified.

     Information concerning each of the nominees is set forth under the caption "Management-Directors and Executive Officers". Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe that any of the nominees named will be unable or unwilling to serve if elected.


               PROPOSAL 2 - RATIFY THE APPOINTMENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT

     The Company's Board of Directors has appointed Grant Thornton LLP ("Grant Thornton") as independent accountants to audit the consolidated financial statements of the Company for the year ending March 31, 1999. Representatives of Grant Thornton are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. The Company has not had any changes in or disagreements with its independent accountants or accounting or financial disclosure issues. The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton as the Company's independent certified public accountant for fiscal year 2000.


              PROPOSALS OF STOCKHOLDERS FOR THE NEXT ANNUAL MEETING


     Proposals of stockholders intended for presentation at the next annual meeting must be received by the Company on or before April 15, 2000, in order to be included in the Company's proxy statement and form of proxy for that meeting.

                                  OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented properly, it is intended that the enclosed Proxy will be voted in accordance with the judgment of the individuals named in the Proxy.

     The Company will provide to any stockholder, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for its fiscal year ended March 31, 1999, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. All such requests should be directed to Michael P. Conroy, Secretary, Medical Technology Systems, Inc., 12920 Automobile Boulevard, Clearwater, Florida 33762. No charge will be made for copies of such annual report; however, a reasonable charge for the exhibits will be made.

                                             By Order of the Board of Directors,

                                             /s/ Michael P. Conroy
                                             Michael P. Conroy, Secretary


Clearwater, Florida
August 30, 1999

                        Medical Technology Systems, Inc.
                           12920 Automobile Boulevard
                            Clearwater, Florida 33762

                                      PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Todd E. Siegel and Michael P. Conroy or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Medical Technology Systems, Inc. held of record by the undersigned on August 9, 1999, at the annual meeting of stockholders to be held on September 28, 1999 or any adjournment thereof.

1. ELECTION OF DIRECTORS  [ ] FOR the nominees listed  [ ] WITHHOLD AUTHORITY
                              below (except as marked      to vote for the
                              to the contrary below)       nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

         Todd E. Siegel, Michael P. Conroy, David Kazarian, John Stanton

2. Proposal to ratify the appointment of Grant Thornton LLP as the Company's independent Certified Public Accountants for fiscal year 2000.

      [ ] FOR                    [ ] AGAINST                [ ] ABSTAIN

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                   (Continued and to be signed on other side)

                           (Continued from other side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

[ ] Please check if you plan to attend the meeting.

                                          Dated:  ________________________, 1999


                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                         Print Name

                                             -----------------------------------
                                                  Signature if held jointly

                                             -----------------------------------
                                                          Print Name


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE